Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Fiscal 2020 Third Quarter GAAP EPS# and Adjusted EPS* of $2.01
Resilient Business Model, Financial Strength, and Continued Successful Execution of Growth Strategy Amid COVID-19

Q3 FY20 (comparisons versus prior year):
•GAAP EPS of $2.01, down nine percent, including an estimated $0.35-$0.40 negative impact from COVID-19; GAAP net income of $457 million, down nine percent; and GAAP net income margin of 22.1 percent, down 40 basis points
•Adjusted EPS* of $2.01, down seven percent, including an estimated $0.35-$0.40 negative impact from COVID-19; adjusted EBITDA margin* of 42.7 percent, up 260 basis points

Q3 FY20 Highlights
•Continued execution of the Company's strategy amid COVID-19, providing financial security for employees, reliable supply of critical products and services to customers, and winning new opportunities for world-scale projects
•Announced ground-breaking $7 billion NEOM project — including ~$3.7 billion total investment by Air Products — that will lead the way in transforming the world's use of energy and position Air Products as the leading supplier of carbon-free hydrogen for buses and trucks by 2025
•Announced ~$2 billion investment to build, own and operate a world-scale coal-to-methanol production facility in Indonesia by 2024, providing methanol to Bakrie and Ithaca under a long-term onsite business model arrangement
•Operating from a continued position of financial strength, executed successful US$3.8 billion and €1.0 billion (~US$5 billion) debt offerings, supporting significant opportunities for investment in high-return industrial gas projects and repayment of maturing debt

#Earnings per share is calculated and presented on a diluted basis from continuing operations and attributable to Air Products.
*Certain results in this release, including in the highlights above, include references to non-GAAP financial measures on both a consolidated, continuing operations basis and a segment basis. Additional information regarding these measures and a reconciliation of GAAP to non-GAAP historical results can be found below.

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LEHIGH VALLEY, Pa. (July 23, 2020) - For its fiscal 2020 third quarter, Air Products (NYSE:APD) today reported GAAP EPS from continuing operations of $2.01, down nine percent, which includes an estimated $0.35-$0.40 per share negative impact from COVID-19. GAAP net income of $457 million was down nine percent, primarily reflecting the negative impacts from COVID-19 and a prior year gain on an exchange of equity affiliates, partially offset by pricing actions, LNG project execution, and a prior year charge for cost reduction actions. GAAP net income margin of 22.1 percent was down 40 basis points, also reflecting favorable energy pass-through.
For the quarter, on a non-GAAP basis, adjusted EPS from continuing operations of $2.01 was down seven percent versus prior year, including the estimated $0.35-$0.40 per share negative impact from COVID-19. Adjusted EBITDA of $881 million was down one percent, reflecting business stability, pricing actions and LNG project execution, with adjusted EBITDA margin of 42.7 percent up 260 basis points, also reflecting favorable energy pass-through.

Third quarter sales of $2.1 billion decreased seven percent from the prior year due to four percent lower energy pass-through, three percent lower volumes, and two percent unfavorable currency, which were partially offset by two percent higher pricing. The estimated COVID-19 impact on sales was nine percent, primarily due to volume impacts in the Americas and Europe merchant businesses. The impact was partially offset by positive volume contributions from new plants and LNG activities.

Commenting on the results, Air Products' Chairman, President and Chief Executive Officer Seifi Ghasemi said, "As the world continues to navigate challenging conditions related to COVID-19, I am very proud of the Air Products team who have demonstrated their true character and commitment in keeping our plants running and our customers supplied with essential products. Meanwhile our onsite business—which represents more than half of our sales—remains stable, and we continued to execute on our growth strategy, announcing two new megaprojects in Saudi Arabia and Indonesia which together represent planned Air Products investment of approximately $5.7 billion."

Fiscal Third Quarter Results by Business Segment (comparisons versus prior year)
•Industrial Gases - Americas sales of $850 million decreased 11 percent from the prior year. This was due to six percent lower energy pass-through; five percent lower volumes, mainly due to lower merchant demand impacts from COVID-19; and two percent unfavorable currency, which were partially offset by two percent higher pricing. Operating income of $248 million decreased five percent, primarily due to the lower volumes. Operating margin of 29.2 percent increased 180 basis points, with about a 150-basis point improvement due to lower energy cost pass-through. Adjusted EBITDA of $411 million was flat. Adjusted EBITDA margin of 48.4 percent increased 550 basis points, with about a 250-basis point improvement due to lower energy cost pass-through.
•Industrial Gases - EMEA sales of $430 million decreased 13 percent from the prior year. This was due to seven percent lower volumes, primarily due to lower merchant demand impacts from COVID-19; six percent lower energy pass-through; and three percent unfavorable currency, which were partially offset by three percent higher pricing. Operating income of $105 million decreased 15 percent, primarily due to the lower volumes. Operating margin of 24.5 percent decreased 40 basis points, with about a 120-basis point improvement due to lower energy cost pass-through. Adjusted EBITDA of $170 million decreased 11 percent, primarily due to the lower volumes. Adjusted EBITDA margin of 39.5 percent increased 110 basis points, with about a 200-basis point improvement due to lower energy pass-through.

•Industrial Gases - Asia sales of $652 million decreased four percent, driven in part by three percent unfavorable currency. Volumes decreased three percent, as COVID-19 impacts and planned maintenance outages were only partially offset by new plants that were brought onstream. Pricing increased two percent, with positive pricing across most major product lines. Operating income of $222 million decreased four percent, and operating margin of 34.0 percent decreased 10 basis points. Adjusted EBITDA of $327 million decreased two percent, and adjusted EBITDA margin of 50.1 percent increased 90 basis points.

Ghasemi added, "Significant uncertainty in the global economy remains, and the COVID-19 recovery is showing mixed results around the world. Despite these challenges, we have shown that with our stable business model, financial position, significant growth opportunities and the total commitment of our people, we can and will continue creating value for shareholders over the long term, growing our dividend and investing in world-scale, sustainability-focused projects."
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New Accounting Guidance
Effective October 1, 2019, Air Products adopted accounting standards pertaining to leases and hedging activities. In accordance with the new lease guidance, we recorded lease liabilities and right-of-use assets on our consolidated balance sheets for operating leases where we are the lessee. In adopting the new hedging guidance, we presented the impacts of excluded components from our cash flow hedges on intercompany loans in other non-operating income (expense), net. In the prior year, these impacts were included in interest expense. The adoption of these accounting standards did not have a significant impact on the Company’s net income.
Earnings Teleconference
Access the Q3 earnings teleconference scheduled for 10:00 a.m. Eastern Time on July 23, 2020 by calling 323-794-2093 and entering passcode 3757796, or access the Event Details page on Air Products’ Investor Relations website.
About Air Products
Air Products (NYSE:APD) is a world-leading industrial gases company in operation for nearly 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world's largest industrial gas projects, including gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals.
The Company had fiscal 2019 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of over $60 billion. More than 17,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, Twitter, Facebook or Instagram.
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Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation: the duration and impacts of the novel coronavirus (“COVID-19”) global pandemic and efforts to contain its transmission, including the effect of these factors on our business, our customers, economic conditions and markets generally; changes in global or regional economic conditions, supply and demand dynamics in market segments we serve, or in the financial markets that may affect the availability and terms on which we may obtain financing; risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets; project delays, contract terminations or customer cancellations or postponement of projects and sales; future financial and operating performance of major customers and joint venture partners; our ability to develop, implement, and operate new technologies; our ability to execute the projects in our backlog; our ability to develop and operate large scale and technically complex projects, including gasification projects; tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate; the impact of environmental, tax or other legislation, as well as regulations affecting our business and related compliance requirements, including legislation or regulations related to global climate change; changes in tax rates and other changes in tax law; the timing, impact and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively; risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems; catastrophic events, such as natural disasters, public health crises, acts of war, or terrorism; the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility; costs and outcomes of legal or regulatory proceedings and investigations; asset impairments due to economic conditions or specific events; significant fluctuations in interest rates and foreign currency exchange rates from those currently anticipated; damage to facilities, pipelines or delivery systems, including those we own or operate for third parties; availability and cost of raw materials; the success of productivity and operational improvement programs; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2019 and Quarterly Report on Form 10-Q for the period ended June 30, 2020. Except as required by law, the Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.
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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	30 June		30 June
(Millions of dollars, except for share and per share data)	2020	2019	2020	2019
Sales	$2,065.2	$2,224.0	$6,536.2	$6,635.7
Cost of sales	1,344.9	1,466.0	4,291.6	4,484.7
Facility closure	—	—	—	29.0
Selling and administrative	176.9	188.5	580.3	568.1
Research and development	19.9	18.1	56.8	50.0
Cost reduction actions	—	25.5	—	25.5
Gain on exchange of equity affiliate investments	—	29.1	—	29.1
Company headquarters relocation income (expense)	—	—	33.8	—
Other income (expense), net	15.7	14.7	36.1	33.7
Operating Income	539.2	569.7	1,677.4	1,541.2
Equity affiliates' income	51.2	56.4	197.6	155.5
Interest expense	32.1	34.2	70.1	106.9
Other non-operating income (expense), net	8.1	17.6	24.3	49.8
Income From Continuing Operations Before Taxes	566.4	609.5	1,829.2	1,639.6
Income tax provision	109.3	109.3	378.5	348.9
Income From Continuing Operations	457.1	500.2	1,450.7	1,290.7
Loss from discontinued operations, net of tax	—	—	(14.3)	—
Net Income	457.1	500.2	1,436.4	1,290.7
Net income attributable to noncontrolling interests of continuing operations	10.6	12.2	36.5	33.9
Net Income Attributable to Air Products	$446.5	$488.0	$1,399.9	$1,256.8

Net Income Attributable to Air Products
Net income from continuing operations	$446.5	$488.0	$1,414.2	$1,256.8
Net loss from discontinued operations	—	—	(14.3)	—
Net Income Attributable to Air Products	$446.5	$488.0	$1,399.9	$1,256.8

Basic Earnings Per Common Share Attributable to Air Products*
Basic earnings per share from continuing operations	$2.02	$2.21	$6.40	$5.71
Basic earnings per share from discontinued operations	—	—	(0.06)	—
Basic Earnings Per Common Share Attributable to Air Products	$2.02	$2.21	$6.33	$5.71
Diluted Earnings Per Common Share Attributable to Air Products*
Diluted earnings per share from continuing operations	$2.01	$2.20	$6.36	$5.68
Diluted earnings per share from discontinued operations	—	—	(0.06)	—
Diluted Earnings Per Common Share Attributable to Air Products	$2.01	$2.20	$6.30	$5.68

Weighted Average Common Shares – Basic (in millions)	221.2	220.6	221.1	220.2
Weighted Average Common Shares – Diluted (in millions)	222.4	221.9	222.3	221.4
*Earnings per share ("EPS") is calculated independently for each component and may not sum to total EPS due to rounding.
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	30 June	30 September
(Millions of dollars)	2020	2019
Assets
Current Assets
Cash and cash items	$3,921.4	$2,248.7
Short-term investments	2,515.7	166.0
Trade receivables, net	1,409.7	1,260.2
Inventories	410.9	388.3
Prepaid expenses	185.9	77.4
Other receivables and current assets	562.9	477.7
Total Current Assets	9,006.5	4,618.3
Investment in net assets of and advances to equity affiliates	1,346.1	1,276.2
Plant and equipment, at cost	24,198.0	22,333.7
Less: accumulated depreciation	12,729.1	11,996.1
Plant and equipment, net	11,468.9	10,337.6
Goodwill, net	799.3	797.1
Intangible assets, net	380.9	419.5
Noncurrent lease receivables	820.6	890.0
Other noncurrent assets	959.8	604.1
Total Noncurrent Assets	15,775.6	14,324.5
Total Assets	$24,782.1	$18,942.8
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,668.5	$1,635.7
Accrued income taxes	83.6	86.6
Short-term borrowings	14.3	58.2
Current portion of long-term debt	824.6	40.4
Total Current Liabilities	2,591.0	1,820.9
Long-term debt	7,073.2	2,907.3
Long-term debt – related party	285.6	320.1
Other noncurrent liabilities	1,866.9	1,712.4
Deferred income taxes	942.0	793.8
Total Noncurrent Liabilities	10,167.7	5,733.6
Total Liabilities	12,758.7	7,554.5
Air Products Shareholders’ Equity	11,659.3	11,053.6
Noncontrolling Interests	364.1	334.7
Total Equity	12,023.4	11,388.3
Total Liabilities and Equity	$24,782.1	$18,942.8
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	30 June
(Millions of dollars)	2020	2019
Operating Activities
Net income	$1,436.4	$1,290.7
Less: Net income attributable to noncontrolling interests of continuing operations	36.5	33.9
Net income attributable to Air Products	1,399.9	1,256.8
Loss from discontinued operations	14.3	—
Income from continuing operations attributable to Air Products	1,414.2	1,256.8
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	874.5	789.2
Deferred income taxes	160.0	37.8
Tax reform repatriation	—	49.4
Facility closure	—	29.0
Undistributed (earnings) losses of unconsolidated affiliates	(111.0)	(56.9)
Gain on sale of assets and investments	(36.9)	(17.5)
Share-based compensation	39.4	31.0
Noncurrent lease receivables	69.1	71.7
Other adjustments	107.6	(0.7)
Working capital changes that provided (used) cash, excluding effects of acquisitions:
Trade receivables	(106.2)	(139.5)
Inventories	(25.3)	(13.5)
Other receivables	(23.2)	70.6
Payables and accrued liabilities	(184.7)	(94.8)
Other working capital	(164.3)	(9.2)
Cash Provided by Operating Activities	2,013.2	2,003.4
Investing Activities
Additions to plant and equipment, including long-term deposits	(2,045.2)	(1,507.6)
Acquisitions, less cash acquired	—	(107.0)
Investment in and advances to unconsolidated affiliates	(24.4)	(15.7)
Proceeds from sale of assets and investments	74.3	8.8
Purchases of investments	(2,515.5)	(5.3)
Proceeds from investments	177.0	190.5
Other investing activities	2.9	0.8
Cash Used for Investing Activities	(4,330.9)	(1,435.5)
Financing Activities
Long-term debt proceeds	4,895.7	—
Payments on long-term debt	(3.4)	(5.4)
Net decrease in commercial paper and short-term borrowings	(48.0)	37.7
Dividends paid to shareholders	(807.6)	(738.4)
Proceeds from stock option exercises	23.2	63.3
Other financing activities	(54.4)	(18.0)
Cash Provided by (Used for) Financing Activities	4,005.5	(660.8)
Effect of Exchange Rate Changes on Cash	(15.1)	(1.6)
Increase (Decrease) in Cash and Cash Items	1,672.7	(94.5)
Cash and Cash items - Beginning of Year	2,248.7	2,791.3
Cash and Cash items - End of Period	$3,921.4	$2,696.8
Supplemental Cash Flow Information
Cash paid for taxes (net of refunds)	$329.6	$250.8
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Total
Three Months Ended 30 June 2020
Sales	$849.9	$429.7	$651.9	$77.6	$56.1	$2,065.2
Operating income (loss)	248.3	105.1	221.9	(13.4)	(22.7)	539.2	(A)
Depreciation and amortization	142.8	47.3	92.9	2.3	5.3	290.6
Equity affiliates' income	19.9	17.4	11.7	2.2	—	51.2	(A)
Three Months Ended 30 June 2019
Sales	$955.3	$494.6	$679.4	$57.9	$36.8	$2,224.0
Operating income (loss)	262.2	123.4	231.4	(9.6)	(41.3)	566.1	(A)
Depreciation and amortization	126.3	47.8	87.9	2.2	4.9	269.1
Equity affiliates' income	21.7	18.8	14.9	1.0	—	56.4	(A)

	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Total
Nine Months Ended 30 June 2020
Sales	$2,718.5	$1,421.1	$2,002.8	$249.5	$144.3	$6,536.2
Operating income (loss)	773.5	350.2	659.5	(29.6)	(110.0)	1,643.6	(A)
Depreciation and amortization	410.1	143.3	298.6	7.1	15.4	874.5
Equity affiliates' income	62.1	50.2	42.4	9.1	—	163.8	(A)
Nine Months Ended 30 June 2019
Sales	$2,936.2	$1,513.2	$1,931.6	$179.9	$74.8	$6,635.7
Operating income (loss)	737.0	351.5	632.9	(17.9)	(136.9)	1,566.6	(A)
Depreciation and amortization	376.8	140.4	252.7	6.3	13.0	789.2
Equity affiliates' income	62.1	45.8	44.9	2.7	—	155.5	(A)

Total Assets
30 June 2020	$6,562.9	$3,537.8	$6,678.2	$381.8	$7,621.4	$24,782.1
30 September 2019	5,832.2	3,250.8	6,240.6	325.7	3,293.5	18,942.8
(A)Refer to the Reconciliations to Consolidated Results section below.
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Reconciliations to Consolidated Results
The table below reconciles total operating income in the table above to consolidated operating income as reflected on our consolidated income statements:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Operating Income	2020	2019	2020	2019
Total	$539.2	$566.1	$1,643.6	$1,566.6
Facility closure	—	—	—	(29.0)
Cost reduction actions	—	(25.5)	—	(25.5)
Gain on exchange of equity affiliate investments	—	29.1	—	29.1
Company headquarters relocation income (expense)	—	—	33.8	—
Consolidated Operating Income	$539.2	$569.7	$1,677.4	$1,541.2
The table below reconciles total equity affiliates' income in the table above to consolidated equity affiliates' income as reflected on our consolidated income statements:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Equity Affiliates' Income	2020	2019	2020	2019
Total	$51.2	$56.4	$163.8	$155.5
India Finance Act 2020	—	—	33.8	—
Consolidated Equity Affiliates' Income	$51.2	$56.4	$197.6	$155.5

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for per share data)
The Company presents certain financial measures, other than in accordance with U.S. generally accepted accounting principles ("GAAP"), on an "adjusted" or "non-GAAP" basis. On a consolidated basis, these measures include adjusted diluted earnings per share ("EPS"), adjusted EBITDA, adjusted EBITDA margin, and adjusted effective tax rate. On a segment basis, these measures include adjusted EBITDA and adjusted EBITDA margin. In addition to these measures, which are presented above, we also include certain supplemental non-GAAP financial measures that are presented below to help the reader understand the impact that our non-GAAP adjustments have on the calculation of our adjusted diluted EPS. For each non-GAAP financial measure, we present below a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP.
The Company's non-GAAP measures are not meant to be considered in isolation or as a substitute for the most directly comparable measure calculated in accordance with GAAP. The Company believes these non-GAAP measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business because such measures, when viewed together with financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the Company's historical financial performance and projected future results.
In many cases, non-GAAP measures are determined by adjusting the most directly comparable GAAP measure to exclude certain disclosed items, or “non-GAAP adjustments,” that the Company believes are not representative of underlying business performance. For example, the Company previously excluded certain expenses associated with cost reduction actions, impairment charges, and gains on disclosed transactions. The reader should be aware that the Company may recognize similar losses or gains in the future. Readers should also consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
The tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax impact of our non-GAAP adjustments. These tax impacts are primarily driven by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.
NON-GAAP ADJUSTMENTS
There were no non-GAAP adjustments in the third quarter of fiscal year 2020. The non-GAAP adjustments for the nine months ended 30 June 2020 are detailed below. For information related to non-GAAP adjustments in the third quarter and first nine months of fiscal year 2019, refer to Exhibit 99.1 to the Company's Current Report on Form 8-K dated 25 July 2019.
Company Headquarters Relocation Income (Expense)
During the second quarter of fiscal year 2020, we sold property at our current corporate headquarters located in Trexlertown, Pennsylvania, for net proceeds of $44.1. The sale was completed in anticipation of relocating our U.S. headquarters and resulted in a gain of $33.8 ($25.6 after-tax, or $0.12 per share). This gain is reflected on our consolidated income statements as "Company headquarters relocation income (expense)" for the nine months ended 30 June 2020 and has been excluded from the results of the Corporate and other segment.
India Finance Act 2020
On 27 March 2020, the Indian government passed Finance Act 2020 (the "India Finance Act"), which amended rules regarding the taxation of dividends declared and distributed by Indian companies. Under the India Finance Act, future dividends declared or distributed by an Indian company are no longer subject to dividend distribution tax. Instead, the non-resident recipient will be subject to a withholding tax.
As a result of the India Finance Act, we recorded a net benefit of $13.5 ($0.06 per share) in March 2020 related to our equity affiliate investment in INOX Air Products Private Limited ("INOX"). This included a benefit of $33.8 for our share of accumulated dividend distribution taxes released with respect to INOX. This benefit is reflected within "Equity affiliates' income" on our consolidated income statements and has been excluded from the results of our Industrial Gases – Asia segment. In addition, our income tax provision reflects an expense of $20.3 for estimated withholding taxes that we may incur on future dividends.
Discontinued Operations
During the second quarter of fiscal year 2020, we completed an updated review of the environmental remediation status at the Pace facility. This review resulted in recognition of an expense of $19.0 ($14.3 after-tax, or $0.06 per share) as a component of loss from discontinued operations.
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ADJUSTED DILUTED EPS
The table below provides a reconciliation to the most directly comparable GAAP measure for each of the major components used to calculate adjusted diluted EPS from continuing operations, which the Company views as a key performance metric. We believe it is important for the reader to understand the per share impact of our non-GAAP adjustments as management does not consider these impacts when evaluating underlying business performance. The per share impact for each non-GAAP adjustment was calculated independently and may not sum to total adjusted diluted EPS due to rounding.

	Continuing Operations
	Three Months Ended 30 June
Q3 2020 vs. Q3 2019	Operating Income	Equity Affiliates' Income	Income Tax Provision	Net Income Attributable to Air Products	Diluted EPS
2020 GAAP	$539.2	$51.2	$109.3	$446.5	$2.01
2019 GAAP	569.7	56.4	109.3	488.0	2.20
Change GAAP				($41.5)	($0.19)
% Change GAAP				(9)%	(9)%
2020 GAAP	$539.2	$51.2	$109.3	$446.5	$2.01
2020 Non-GAAP Measure ("Adjusted")(A)	$539.2	$51.2	$109.3	$446.5	$2.01

2019 GAAP	$569.7	$56.4	$109.3	$488.0	$2.20
Cost reduction actions	25.5	—	6.7	18.8	0.08
Gain on exchange of equity affiliate investments	(29.1)	—	—	(29.1)	(0.13)
Tax reform repatriation	—	—	(3.2)	3.2	0.02
2019 Non-GAAP Measure ("Adjusted")	$566.1	$56.4	$112.8	$480.9	$2.17
Change Non-GAAP Measure ("Adjusted")				($34.4)	($0.16)
% Change Non-GAAP Measure ("Adjusted")				(7)%	(7)%
(A)There were no non-GAAP adjustments to arrive at adjusted diluted EPS for the three months ended 30 June 2020.

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ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
We define adjusted EBITDA as net income less income (loss) from discontinued operations, net of tax, and excluding non-GAAP adjustments, which the Company does not believe to be indicative of underlying business trends, before interest expense, other non-operating income (expense), net, income tax provision, and depreciation and amortization expense. Adjusted EBITDA and adjusted EBITDA margin provide useful metrics for management to assess operating performance. Margins are calculated independently for each period by dividing each line item by consolidated sales for the respective period and may not sum to total margin due to rounding.
Below is a presentation of consolidated sales and a reconciliation of net income on a GAAP basis to adjusted EBITDA and net income margin on a GAAP basis to adjusted EBITDA margin:

	Q1	Q2	Q3	Q4	Q3 YTD Total
Sales
2020	$2,254.7	$2,216.3	$2,065.2		$6,536.2
2019	2,224.0	2,187.7	2,224.0	2,283.2	6,635.7

	Q1		Q2		Q3		Q4		Q3 YTD Total
2020	$	Margin	$	Margin	$	Margin	$	Margin	$	Margin
Net income and net income margin	$488.9	21.7%	$490.4	22.1%	$457.1	22.1%			$1,436.4	22.0%
Less: Loss from discontinued operations, net of tax	—	—%	(14.3)	(0.6)%	—	—%			(14.3)	(0.2)%
Add: Interest expense	18.7	0.8%	19.3	0.9%	32.1	1.6%			70.1	1.1%
Less: Other non-operating income (expense), net	9.1	0.4%	7.1	0.3%	8.1	0.4%			24.3	0.4%
Add: Income tax provision	120.7	5.4%	148.5	6.7%	109.3	5.3%			378.5	5.8%
Add: Depreciation and amortization	289.2	12.8%	294.7	13.3%	290.6	14.1%			874.5	13.4%
Less: Company headquarters relocation income (expense)	—	—%	33.8	1.5%	—	—%			33.8	0.5%
Less: India Finance Act 2020 - equity affiliate income impact	—	—%	33.8	1.5%	—	—%			33.8	0.5%
Adjusted EBITDA and adjusted EBITDA margin	$908.4	40.3%	$892.5	40.3%	$881.0	42.7%			$2,681.9	41.0%

	Q1		Q2		Q3		Q4		Q3 YTD Total
2019	$	Margin	$	Margin	$	Margin	$	Margin	$	Margin
Net income and net income margin	$357.0	16.0%	$433.5	19.8%	$500.2	22.5%	$518.7	22.7%	$1,290.7	19.5%
Add: Interest expense	37.3	1.7%	35.4	1.6%	34.2	1.5%	30.1	1.3%	106.9	1.6%
Less: Other non-operating income (expense), net	18.5	0.8%	13.7	0.6%	17.6	0.8%	16.9	0.7%	49.8	0.8%
Add: Income tax provision	132.1	5.9%	107.5	4.9%	109.3	4.9%	131.2	5.7%	348.9	5.3%
Add: Depreciation and amortization	258.0	11.6%	262.1	12.0%	269.1	12.1%	293.6	12.9%	789.2	11.9%
Add: Facility closure	29.0	1.3%	—	—%	—	—%	—	—%	29.0	0.4%
Add: Cost reduction actions	—	—%	—	—%	25.5	1.2%	—	—%	25.5	0.4%
Less: Gain on exchange of equity affiliate investments	—	—%	—	—%	29.1	1.3%	—	—%	29.1	0.4%
Adjusted EBITDA and adjusted EBITDA margin	$794.9	35.7%	$824.8	37.7%	$891.6	40.1%	$956.7	41.9%	$2,511.3	37.8%

	Q1		Q2		Q3		Q3 YTD Total
2020 vs. 2019
Change GAAP
Net income $ change	$131.9		$56.9		($43.1)		$145.7
Net income % change	37%		13%		(9)%		11%
Net income margin change	570	bp	230	bp	(40)	bp	250	bp
Change Non-GAAP
Adjusted EBITDA $ change	$113.5		$67.7		($10.6)		$170.6
Adjusted EBITDA % change	14%		8%		(1)%		7%
Adjusted EBITDA margin change	460	bp	260	bp	260	bp	320	bp
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Below is a reconciliation of operating income and operating margin by segment to adjusted EBITDA and adjusted EBITDA margin by segment for the three months ended 30 June 2020 and 2019:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Total
GAAP MEASURES
Three Months Ended 30 June 2020
Operating income (loss)	$248.3		$105.1		$221.9		($13.4)	($22.7)	$539.2	(A)
Operating margin	29.2%		24.5%		34.0%
Three Months Ended 30 June 2019
Operating income (loss)	$262.2		$123.4		$231.4		($9.6)	($41.3)	$566.1	(A)
Operating margin	27.4%		24.9%		34.1%
Operating loss $ change	($13.9)		($18.3)		($9.5)
Operating loss % change	(5)%		(15)%		(4)%
Operating margin change	180	bp	(40)	bp	(10)	bp
NON-GAAP MEASURES
Three Months Ended 30 June 2020
Operating income (loss)	$248.3		$105.1		$221.9		($13.4)	($22.7)	$539.2	(A)
Add: Depreciation and amortization	142.8		47.3		92.9		2.3	5.3	290.6
Add: Equity affiliates' income	19.9		17.4		11.7		2.2	—	51.2
Adjusted EBITDA	$411.0		$169.8		$326.5		($8.9)	($17.4)	$881.0
Adjusted EBITDA margin	48.4%		39.5%		50.1%
Three Months Ended 30 June 2019
Operating income (loss)	$262.2		$123.4		$231.4		($9.6)	($41.3)	$566.1	(A)
Add: Depreciation and amortization	126.3		47.8		87.9		2.2	4.9	269.1
Add: Equity affiliates' income	21.7		18.8		14.9		1.0	—	56.4
Adjusted EBITDA	$410.2		$190.0		$334.2		($6.4)	($36.4)	$891.6
Adjusted EBITDA margin	42.9%		38.4%		49.2%
Adjusted EBITDA $ change	$0.8		($20.2)		($7.7)
Adjusted EBITDA % change	—%		(11)%		(2)%
Adjusted EBITDA margin change	550	bp	110	bp	90	bp

(A)The table below reconciles operating income as reflected on our consolidated income statements to total operating income in the table above:

	Three Months Ended
	30 June
Operating Income	2020	2019
Consolidated operating income	$539.2	$569.7
Cost reduction actions	—	25.5
Gain on exchange of equity affiliate investments	—	(29.1)
Total	$539.2	$566.1
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ADJUSTED EFFECTIVE TAX RATE
The tax impact of our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense associated with each adjustment and is primarily dependent upon the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

	Three Months Ended 30 June
	2020	2019
Income Tax Provision	$109.3	$109.3
Income From Continuing Operations Before Taxes	$566.4	$609.5
Effective Tax Rate	19.3%	17.9%
Income Tax Provision	$109.3	$109.3
Cost reduction actions	—	6.7
Tax reform repatriation	—	(3.2)
Adjusted Income Tax Provision	$109.3	$112.8
Income From Continuing Operations Before Taxes	$566.4	$609.5
Cost reduction actions	—	25.5
Gain on exchange of equity affiliate investments	—	(29.1)
Adjusted Income From Continuing Operations Before Taxes	$566.4	$605.9
Adjusted Effective Tax Rate	19.3%	18.6%